Exhibit 10.5

RESTRICTED STOCK AGREEMENT

FOR MCG EMPLOYEE

UNDER 2011 RETENTION PROGRAM

This Restricted Stock Agreement (“Agreement”) is effective as of the 3rd day of August, 2011, (the “Award Date”) by and between MCG Capital Corporation, a Delaware corporation (the “Company”), and [        ] (“Employee”).

WHEREAS, in accordance with (i) an order of the Securities and Exchange Commission (the “SEC”) dated April 4, 2006 (Release No. 27280) granting certain exemptive relief to the Company regarding the issuance of restricted stock under and in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”), (ii) an order of the SEC dated April 20, 2010 (Release No. 29210) amending the April 4, 2006 order to permit the Company, pursuant to its Restricted Stock Plan (as defined below), to engage in certain transactions that may constitute purchases by the Company of its own securities within the meaning of section 23(a) of the 1940 Act, (iii) the approvals of the Board on each of May 12, 2006, February 14, 2008 and March 31, 2010 and (iv) the approvals of Company’s Stockholders on each of June 12, 2006, April 23, 2008 and May 26, 2010, the Company has adopted and amended, as the case may be, a Restricted Stock Plan that governs the issuances of shares of restricted common stock, $0.01 par value per share, of the Company (the “Common Stock”), from time to time to employees of the Company; and

WHEREAS, on September 22, 2006 and June 14, 2010, the Company filed with the SEC registration statements on Form S-8 to register the shares of Common Stock that are authorized for issuance under the Restricted Stock Plan; and

WHEREAS, on August 1, 2011, the Board approved the MCG Capital Corporation 2011 Retention Program (the “2011 Retention Program”), which program was designed to provide specified eligible employees with certain incentives related to their past service and continuing employment with the Company; and

WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the Restricted Stock Plan and the 2011 Retention Program, the Company desires to award to Employee shares of Common Stock (such shares, the “Shares”) in connection with and as consideration for Employee’s various services to and for the benefit of the Company (such grant, the “Award”); and

WHEREAS, it is a condition precedent to the Company’s making of the Award that Employee enter into this Agreement with the Company concerning the rights and restrictions of the Shares subject to the Award and any additional agreements described herein that the Company may require.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), and intending to be legally bound hereby, the parties hereto hereby agree as follows:

I.	OWNERSHIP OF SHARES

1.1 Awarded Shares. The Company hereby awards to Employee, effective as of the Award Date, the number of Shares set forth on Annex 1. The Shares are subject to certain restrictions and other terms and conditions set forth herein, including without limitation, the forfeiture restrictions set forth in Article IV hereof. The certificates representing the Shares that are subject to forfeiture restrictions under Article IV may, at the Company’s election, be held in escrow by the Corporate Secretary of the Company as provided in, and in accordance with, Article V.

1.2 Lapse of Restrictions. Subject to Sections 4.1, 4.2, 4.3 and 4.4 hereof, the forfeiture restrictions set forth herein shall lapse with respect to the Shares in accordance with the Schedule set forth on Annex 1.

1.3 Restrictive Legends.

(a) In order to reflect the restrictions on disposition of the Shares for Affiliates of the Company, as defined under the Securities Act, any stock certificates representing the Shares will be endorsed with the following restrictive legend at any time while Employee is an Affiliate of the Company:

“THE REGISTERED OWNER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS AN AFFILIATE, AS DEFINED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OF THE COMPANY AND MAY NOT TRANSFER THESE SECURITIES EXCEPT (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, INCLUDING RULE 144 UNDER THE ACT, OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.”

(b) Upon the lapse of the applicable forfeiture restrictions, at Employee’s request, the Company shall issue replacement certificates representing such Shares without the legend set forth in clause (a) of this Section 1.3 if Employee is not then an Affiliate.

1.4 Definitions. Whenever used in this Agreement, the following terms shall have the meaning specified below unless the context clearly indicates to the contrary.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Beneficial Ownership” or “Beneficially Owned” means ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Day” means is any day that is not a Saturday, Sunday or a day on which banks in the Commonwealth of Virginia are required or authorized by law to be closed.

“Cause” means (a) the Employee’s conviction of, or the entering of a guilty plea or plea of “no contest” with respect to, a felony or any crime involving dishonesty or moral turpitude or (b) the Employee (i) has continually failed to substantially perform his or her duties and obligations with the Company (other than a failure resulting from the Employee’s incapacity due to physical or mental illness), (ii) has failed to comply with a lawful instruction of the Company so long as the instruction is consistent with the scope and responsibilities of the Employee’s position or (iii) has willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, which, in the case of (i) or (ii) above, if it is the first instance of such conduct or noncompliance, is not cured within thirty (30) days after a written notice of demand for substantial performance or compliance has been delivered to the Employee specifying the manner in which the Employee has failed to substantially perform or comply (and, if it is any instance of such conduct or noncompliance after the first instance thereof and opportunity to cure, then no such opportunity to cure need be provided with respect to such conduct). No act, nor failure to act, on the Employee’s part, shall be considered “willful” unless he or she has acted or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company.

“Change in Capitalization” means any increase or reduction in the number of shares of Common Stock, or any change in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, change in corporate structure or substantially similar event.

“Change in Control” means the occurrence of any of the following events:

(a) An acquisition in one or more transactions (other than directly from the Company) of any voting securities of the Company by any Person (as defined below) immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined); or

(b) The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as defined below), the board of directors of the ultimate Parent Corporation (as defined below); provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board (or, with respect to the directors who are not “interested persons” as defined in the Investment Company Act of 1940, by a majority of the directors who are not “interested persons” serving on the Incumbent Board), such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a

Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization involving the Company (a “Merger”) or an indirect or direct subsidiary of the Company, or to which securities of the Company are issued, unless:

(A) the stockholders of the Company, immediately before a Merger, own, directly or indirectly, immediately following the Merger, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) the Parent Corporation, or if there is one or more Parent Corporations, the ultimate Parent Corporation; and

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for a Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation or (y) the ultimate Parent Corporation, if the ultimate Parent Corporation, directly or indirectly, owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation; and

(C) no Person other than (a) the Company, (b) any Subsidiary, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, any Subsidiary, or the ultimate Parent Corporation, or (d) any Person who, together with its Affiliates (as defined below), immediately prior to a Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of (x) the Surviving Corporation or (y) the ultimate Parent Corporation;

(D) Each transaction described in clauses (c)(i)(A) through (C) above shall also herein be referred to as a “Non-Control Transaction”; or

(ii) The direct or indirect sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (A) a transfer to a Subsidiary, (B) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose, or (C) the distribution to the Company’s stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, which is composed solely of independent directors, or another committee of the Board composed solely of independent directors that is appointed by the Board to administer this Agreement.

“Dividends” means all cash dividends (including shares of Common Stock acquired through any dividend reinvestment program with respect to regular cash dividends), except for liquidating dividends.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Fair Market Value” on any date means the closing price per share of Common Stock on such date and, when used with reference to shares of Common Stock for any period shall mean the average of the daily closing prices per share of Common Stock for such period. If the shares of Common Stock are listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not so listed on any national securities exchange, as reported in the transaction reporting system applicable to securities designated as a “national market system security” or NASDAQ. If the shares of Common Stock are not so listed, admitted to trading or designated, Fair Market Value shall be as determined in good faith by the Board based on an opinion of an independent investment banking firm with an established national reputation with respect to the valuation of securities.

“Forfeitable Shares” means any Shares with respect to which the restrictions have not lapsed in accordance with the Schedule set forth on Annex 1.

“Good Reason” means termination due to (a) a change in Employee’s status, title, position or responsibilities (including reporting responsibilities) that represents an adverse change from Employee’s status, title, position or responsibilities as in effect immediately prior to the occurrence of such Change of Control, (b) a reduction in Employee’s base salary from the base salary in effect during the prior calendar year subsequent to a Change of Control, or (c) the acquiring company’s requiring Employee (without Employee’s consent or agreement) to be based at a location that is outside a 50-mile radius from the office in which Employee was employed by the Company immediately prior to the occurrence of such Change of Control, except for reasonably required travel in connection with the acquiring company’s business.

“Non-Forfeitable Shares” means any Shares with respect to which the restrictions thereon have lapsed (a) in accordance with the Schedule set forth on Annex 1, (b) otherwise in accordance with the terms of this Agreement, or (c) otherwise upon a determination of the Board or the Committee.

“Owner” includes Employee and all subsequent holders of the Shares who own such Shares pursuant to a Transfer from Employee in accordance with Section 3.1 and Section 3.2.

“Parent Corporation” means the corporation that, as a result of a Merger, Beneficially Owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation.

“Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity or any group of Persons.

“Restricted Stock Plan” means the Amended and Restated MCG Capital Corporation 2006 Employee Restricted Stock Plan, as initially approved by the Board on May 12, 2006 and by the Stockholders of the Company on June 12, 2006, and as amended by the Board on February 14, 2008 and by the Stockholders of the Company on April 23, 2008, and as amended by the Board on March 31, 2010 and by the Stockholders of the Company on May 26, 2010, as such Restricted Stock Plan may be amended and modified from time to time.

“Schedule” shall refer to the Schedule set forth on Annex 1.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company, except that for the purposes of the definition of a “Change in Control,” Subsidiary is defined in such definition.

“Surviving Corporation” means the corporation resulting from a Merger.

“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition of any Shares.

II.	SPECIAL PROVISIONS

2.1 Stockholder Rights, Including Voting and Dividend Rights. Unless and until any such Shares awarded to Employee hereunder are forfeited in accordance with the terms and provisions of this Agreement, Employee (or any successor in interest) shall have and be entitled to all of the rights and privileges of a holder of Common Stock of the Company (including, without limitation, voting rights and dividend rights) with respect to both such Forfeitable Shares and such Non-Forfeitable Shares, but subject, however, to the transfer restrictions of Article III.

2.2 Payment and Reimbursement for Applicable Withholding Taxes.

(a) Employee understands that (a) all of the Shares that are Forfeitable Shares as of the Award Date are considered to be subject to a substantial risk of forfeiture under Section 83 of the Code, and (b) under Section 83(a) of the Code, upon the lapse of any forfeiture restrictions applicable to any of the Shares, Employee is required to include as compensation income (the “Taxable Amount”) the difference (if any) between the price paid (if any) for such Shares and the Fair Market Value of such Shares on the date on which any such forfeiture restrictions applicable to such Shares lapse. Employee hereby (i) covenants and agrees to reimburse and pay to the Company, upon written demand (including by email or other electronic means) and strictly in accordance with each such demand, in immediately available funds the full amount of withholding taxes as determined by the Company to be due and payable to the Company with respect to all Taxable Amounts and with respect to any Dividends paid (or to be paid) relating to all of Employee’s Forfeitable Shares, and (ii) hereby authorizes the Company (at its election but without in any manner modifying or limiting Employee’s obligations under clause “(i)” of this sentence) to withhold, deduct and/or set off any and all such amounts owed or to be owed to the Company in accordance with this Section from any and all payroll or other amounts owed by the Company to Employee. If Employee has not paid in full and in immediately available funds all amounts owed or to be owed to the Company under this Section (as evidenced by a written demand from the Company) no later than the date that forfeiture restrictions would otherwise lapse under this Agreement with respect to any of Employee’s Shares (or the immediately preceding Business Day, if such date is not a Business Day), then the lapsing of such forfeiture restrictions with respect to such Shares shall be automatically postponed by 45 calendar days and all amounts owed under this Section shall be paid in full and in immediately available funds no later than the 45th calendar day of such extension period (or the immediately preceding Business Day, if the 45th day of such extension period is not a Business Day). If any such amounts that are owed or to be owed to the Company under this Section or that would be owed to the Company upon the lapsing of forfeiture restrictions the stated time for which has already passed (as determined by the Company) are not paid in full and in immediately available funds prior to the end of such 45-day extension period, then all of the Forfeitable Shares of Employee relating to such delinquent payment(s) shall be permanently forfeited hereunder.

(b) If approved by the Board or the Committee in its sole discretion, Employee may satisfy such tax obligations as described in Section 2.2(a) in whole or in part by delivery (either by actual delivery or attestation) of shares of the Company’s Common Stock, including shares retained from the award creating the tax obligation, valued at their Fair Market Value (i.e., the date of vesting of restricted shares of the Company’s Common Stock); provided, however, that except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations. Shares of common stock used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

III.	TRANSFER RESTRICTIONS

3.1 Restrictions on Transfer of Forfeitable Shares. Employee shall not transfer, assign, encumber, or otherwise dispose of all or any part of the Forfeitable Shares, other than to the Company.

3.2 Restrictions on Transfer of Shares; Transferee Obligations.

(a) No Transfer of Shares, whether or not permitted by Section 3.1, shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect, unless:

(i) Such Transfer of the Shares is made pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom with respect to which the Company may, upon request, require a satisfactory opinion of counsel retained by Employee (which counsel shall be acceptable to the Company) to the effect that such Transfer is exempt from the provisions of Section 5 of the Securities Act and applicable state securities laws; and

(ii) Each person (other than the Company) to whom the Shares (whether Forfeitable Shares or Non-Forfeitable Shares) are transferred by means of one of the Transfers specified in Section 3.1 above shall, as a condition precedent to the validity of such Transfer, agree in writing to the Company to be bound by the terms and provisions of this Agreement and acknowledge that any such transferred Shares shall be subject to the terms and provisions of this Agreement, including without limitation (1) the restrictions on transfer contained in Sections 3.1 and 3.2 as applicable, (2) the forfeiture restrictions contained in Article IV, and (3) the escrow provisions pursuant to Article V, to the same extent as if such Shares continued to be owned by Employee.

(b) No Transfer of Shares in violation of this Agreement shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect.

IV.	FORFEITURE OF FORFEITABLE SHARES

4.1 Termination of Employment. Upon any termination of Employee’s employment with the Company (a) by the Company for any reason other than for Cause or (b) by the Employee for Good Reason, all of the Forfeitable Shares shall become Non-Forfeitable Shares. In the event of a termination of Employee’s employment with the Company for Cause, then all of Employee’s Forfeitable Shares shall be forfeited as of such date of termination.

4.2 Change in Control. Upon the occurrence of a Change in Control, all of Employee’s Forfeitable Shares shall become Non-Forfeitable Shares if, after the date of such Change of Control, Employee’s employment with the acquiring company is terminated (a) by the acquiring company for any reason other than for Cause or (b) by the Employee for Good Reason.

4.3 Additional Shares or Substituted Securities. Upon the occurrence of any Change in Capitalization, any new, substituted or additional securities or other property (excluding Dividends) that is by reason of any such Change in Capitalization distributed with respect to the Shares shall be immediately subject to the restrictions set forth herein, but only to the extent the Shares are at the time covered by such restrictions. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder in order to reflect the effect of any such transaction upon the Company’s capital structure.

4.4 Existing Agreements. If Employee’s employment with the Company is subject to the terms of an effective employment or other agreement that contains a provision applicable to Employee’s termination from the Company, then such agreement shall govern the treatment of Employee’s Forfeitable Shares upon the occurrence of a termination, unless such employment or other agreement between Employee and the Company provides for a lesser benefit than the terms contained herein.

V.	ESCROW

5.1 Deposit. Upon issuance, the certificates for the Forfeitable Shares may, at the Company’s election, be deposited in escrow with the Corporate Secretary of the Company to be held in accordance with the provisions of this Article V. Each deposited certificate shall be accompanied by two original duly executed Assignment Separate from Certificates. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 5.3 below. Upon delivery of the certificates (or other assets and securities) to the Company, the Owner shall be provided with written evidence of the number of Shares (or other assets and securities) delivered in escrow to the Corporate Secretary of the Company.

5.2 Recapitalization. All Dividends shall be paid directly to the Owner and shall not be held in escrow. However, in the event of a Change in Capitalization, any new, substituted or additional securities or other property (excluding Dividends) that is by reason of such transaction distributed with respect to the Shares shall be immediately delivered to the Corporate Secretary of the Company to be held in escrow under this Article V, but only to the extent the Shares are at the time subject to the escrow requirements of Section 5.1.

5.3 Release/Surrender. The Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for cancellation:

(a) The certificates for Shares shall be released from escrow (including any Dividends thereon being held in such escrow) and delivered to the Owner after the restrictions on the Forfeitable Shares lapse in accordance with the Schedule(s) or as otherwise set forth herein, upon the written request of the Owner with reasonable advance notice to the Corporate Secretary.

(b) If Forfeitable Shares are forfeited hereunder, then the certificates representing such forfeited Shares (including any Dividends thereon being held in such escrow) shall be surrendered to the Company.

(c) Notwithstanding anything to the contrary contained in this Section 5.3, all Shares (or other assets or securities) released from escrow in accordance with the provisions of Section 5.3(a) shall nevertheless remain subject to the transfer restrictions set forth in Section 3.2 until such restrictions terminate in accordance with the terms of Section 3.2.

VI.	GENERAL PROVISIONS

6.1 No Employment or Service Contract. Nothing in this Agreement shall confer upon Employee any right to continue in the service of the Company (or any subsidiary of the Company employing or retaining Employee) for any period of time or interfere with or restrict in any way the rights of the Company (or any subsidiary of the Company employing or retaining Employee) or Employee, which rights are hereby expressly reserved by each, to terminate the employee status of Employee at any time for any reason whatsoever, with or without cause, subject to the provisions of any employment agreement between the Company and Employee.

6.2 Notices. Any notice required in connection with this Agreement shall be given in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or telecopied to the recipient at the address indicated on Annex 1 or at such other address as such party may designate by ten (10) days’ advance written notice under this Section 6.2 to all other parties to this Agreement.

6.3 No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

6.4 Amendment. This Agreement may be modified, amended, suspended or terminated, and terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

6.5 Employee Undertaking. Employee hereby agrees to take whatever additional action and execute whatever additional documents the Company may, in its judgment, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Employee or the Shares pursuant to the express provisions of this Agreement.

6.6 Agreement Is Entire Contract. This Agreement (in conjunction with any applicable employment agreement or other agreement that contains a provision applicable to Employee’s termination from the Company) constitutes the entire agreement between the parties hereto with regard to the subject matter hereof.

6.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without regard to conflict of laws principles thereof.

6.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

6.9 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Employee and Employee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

6.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

* * * Balance of Page Intentionally Blank – Signatures on Next Page * * *

IN WITNESS WHEREOF, the Parties have each executed this Agreement as of the dates set forth below.

THE COMPANY:

MCG CAPITAL CORPORATION

By:
	Name:	Steven F. Tunney, Sr.
	Title:	President and Chief Executive Officer
	Date:	August 3, 2011

EMPLOYEE:

Name:
Date:

Annex 1

MCG CAPITAL CORPORATION

RESTRICTED STOCK AGREEMENT

Name:	[ ]

Address:	[ ]
[ ]

Award Date:	August 3, 2011

Award of Forfeitable Time-Based Shares :        [            ] shares

Lapsing of Forfeiture for Time Based Shares:

From and after the Award Date, but subject to the restrictions and other terms and conditions set forth in this Agreement, the restrictions set forth in Sections 3.1, 3.2, 4.1, 4.2 and 5.1 shall lapse with respect to 50% of the Employee’s Time Based Shares awarded hereunder on the last day of each of the calendar quarters ending on March 31, 2012 and September 30, 2012, in each such instance only if and to the extent that Employee is still then employed by the Company on such date.

Initials:

Employee:
Company: